 Exhibit 21.1

Resideo Technologies, Inc.
Subsidiaries of the Registrant as of December 31, 2024
Subsidiary Name	Country of Incorporation
Ackermann Limited	United Kingdom
Ademco (Pty) Ltd	South Africa
Ademco 1 B.V.	Netherlands
Ademco 1 GmbH	Germany
ADEMCO 1 LIMITED	United Kingdom
Ademco 2 GmbH	Germany
ADEMCO 2 LIMITED	United Kingdom
ADEMCO 4 LIMITED	United Kingdom
Ademco Adi Global Distribution, S.L.	Spain
Ademco Australia Pty Limited	Australia
Ademco Comercial y Centro de Investigación y Desarrollo, S. de R.L. de C.V.	Mexico
Ademco CZ s.r.o.	Czechia (Czech Republic)
ADEMCO FZE	United Arab Emirates
Ademco I LLC	United States
ADEMCO III Ltd.	Canada
Ademco Manufacturing Holding Mexico, S. de R.L. de C.V.	Mexico
Ademco Otomasyon Limited Şirketi	Turkey
ADEMCO SRL	Argentina
Ademco Supply S.r.l.	Romania
ADI Global Distribution AB	Sweden
ADI Global Distribution Denmark A/S	Denmark
ADI Global Germany GmbH	Germany
ADI of Puerto Rico, Inc.	Puerto Rico
ADI-Gardiner	France
ADI-Gardiner EMEA SAS	France
ADI-Gardiner Holding Limited	United Kingdom
ADI-Gardiner Ireland Limited	Ireland
ADI-Gardiner Limited	United Kingdom
ADI-GARDINER Netherlands B.V.	Netherlands
ADI-Gardiner NV	Belgium
AlarmNet, Inc.	United States
BRK Brands LLC	United States
Control4 Germany GMBH	Germany
Control4 India Private Limited	India
Control4 Smart Control Technologies Shanghai	China
Control4 Switzerland AG	Switzerland
Crackle Purchaser LLC	United States
Electronic Custom Distributors, Inc.	United States
Electronica BRK de Mexico S.A. de C.V.	Mexico
LLC Resideo	Russia
Mexhon, S. de R.L. de C.V.	Mexico
Pittway BV	Belgium
Pittway Sarl	Switzerland
Radio Systemes Ingénierie Video Technologies SAS	France
Resideo Funding Inc.	United States

Resideo Holding Inc.	United States
Resideo Inc.	United States
Resideo Intermediate Holding Inc.	United States
Resideo International (India) Private Limited	India
Resideo Korea Co., Ltd.	South Korea
Resideo Korlátolt Felelősségű Társaság (Resideo Kft.)	Hungary
Resideo Life Care Solutions LLC	United States
Resideo LLC	United States
Resideo Manufacturas de Chihuahua, S. de R.L. de C.V.	Mexico
Resideo Overseas Limited	United Kingdom
Resideo Plumbing Limited	United Kingdom
Resideo S.r.l.	Italy
Resideo s.r.o.	Slovakia
Resideo Sarl	France
Resideo Singapore Pte. Ltd.	Singapore
Resideo Smart Home Technologies (India) Private Limited	India
Resideo Smart Homes Technology (Tianjin) Co., Ltd	China
Resideo Technologies, Inc.	United States
RSI Participations SAS	France
Satamatics Global Limited	United Kingdom
Satcom1 Integration Services ApS	Denmark
Securite Communications SAS	France
SFTY AS	Norway
SNAP ONE APAC PTY LTD	Australia
SNAP ONE AUSTRALIA HOLDINGS PTY LTD	Australia
SNAP ONE AUSTRALIA PTY LTD	Australia
Snap One doo Beograd	Serbia
Snap One EMEA LTD	United Kingdom
Snap One Holdings Corp.	United States
Snap One New Zealand Limited	New Zealand
Snap One, LLC	United States
Snap One, LLC (Taiwan Branch)	China
Staub Electronics Ltd	Canada
SunBrite Holding Corp	United States
SUNBRITETV LLC	United States
Teknique Limited	New Zealand
Ultrak Security Systems Sp.z o.o.	Poland
Wirepath, LLC	United States